Exhibit 21.1

SYSCO CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES, DIVISIONS AND DBA's
As of August 29, 2017
(excludes certain direct and indirect subsidiaries that in the aggregate would not constitute a significant subsidiary)

Subsidiary Name	DBA Name	Jurisdiction
A. M. Briggs, Inc.	Metropolitan, Meat, Seafood & Poultry	Delaware
Arets Kock AB		Sweden
Arnotts (Fruit) Limited		Ireland
Bahamas Food Holdings Limited		Bahamas
Bahamas Food Services Limited		Bahamas
Brake Bros Foodservice Ireland Limited		United Kingdom
Brake Continental Europe Division		United Kingdom
Brake France Development		United Kingdom
Brake France SAS		United Kingdom
Brake France Service SAS		United Kingdom
Brakes Bros. Acquisition Limited		United Kingdom
Brakes Bros. Finance Limited		United Kingdom
Brakes Bros. Holding I Limited		United Kingdom
Brakes Bros. Holding II Limited		United Kingdom
Brakes Bros. Holding III Limited		United Kingdom
Brakes Bros. Ltd.		United Kingdom
Brakes Bros. Receivables Limited		United Kingdom
Brakes Foodservice NI Limited		United Kingdom
Brakes Limited		United Kingdom
Buckhead Meat Company	Buckhead Beef of New Jersey	Delaware
Buckhead Beef Rhode Island
Central Seafood
Trinity Seafood
Buckhead Meat Midwest, Inc.	Imperial Seafood & Shellfish Co. (OH)	Delaware
Buckhead Meat of Dallas, Inc.		Texas
Buckhead Meat of Denver, Inc.		Delaware
Buckhead Meat of Houston, Inc.	Buckhead Meat and Seafood - Houston	Texas
Buckhead Meats Houston

Subsidiary Name	DBA Name	Jurisdiction
Louisiana Seafood
Buckhead Meat of San Antonio, LP		Texas
Buzztable, Inc.		Delaware
Cake Corporation	Cake Sysco Corporation	Delaware
Cake Sysco
Cake Corporation of Delaware
Cake of Delaware
Corporacion Frionet Sociedad Anonima		Costa Rica
Country Choice Foods Limited		United Kingdom
Crossgar Foodservice Limited		Ireland
Cucina Acquisitions (UK) Limited		United Kingdom
Cucina Finance (UK) Limited		United Kingdom
Cucina French Holdings Limited		United Kingdom
Cucina Fresh Finance Limited		United Kingdom
Cucina Fresh Investments Limited		United Kingdom
Cucina Investments (UK) 2 Limited		United Kingdom
Cucina Investments (UK) 3 Limited		United Kingdom
Cucina Investments (UK) Limited		United Kingdom
Cucina Lux Investments Limited		United Kingdom
Curleys Quality Foods Limited (Third Party)		Ireland
Davigel Beligum S.A.		Belgium
Davigel Equity Holdings SA		France
Davigel Espana S.A.		Spain
Dust Bowl City, LLC		Texas
EMPYR Incorporated		Delaware
Enclave Parkway Association, Inc.		Texas
Enclave Properties, LLC		Delaware
European Imports, Inc.		Delaware
Fastighetsaktiebolaget Guldfrukten i Lund AB		Sweden
Financiere du Robin		France
Focus Foodservice Marketing, Inc.		Michigan
Focus Foodservice, LLC		Michigan
Freedman Meats, Inc.		Delaware
Freedman-KB, Inc.		Delaware
Fresh Direct (UK) Limited		United Kingdom
Fresh Direct France SARL		France
Fresh Direct Group Limited		United Kingdom
Fresh Direct Limited		United Kingdom
Fresh Direct Local (Cambridgeshire) Limited		United Kingdom
Fresh Direct Local (London) Limited		United Kingdom
Fresh Direct Local (Scotland) Limited		United Kingdom
Fresh Holdings Limited		United Kingdom
Fresh Trading (UK) Limited		United Kingdom
Freshfayre Limited		United Kingdom
FreshPoint Arizona, Inc.	European Imports	Delaware
FreshPoint - Phoenix
FreshPoint Atlanta, Inc.	FreshPoint of Atlanta	Georgia

Subsidiary Name	DBA Name	Jurisdiction
Mitt Parker
FreshPoint California, Inc.		Delaware
FreshPoint Central California, Inc.	FreshPoint - Central California	Delaware
FreshPoint - Northern California
FreshPoint of Central California
FreshPoint Central Florida, Inc.	FreshPoint - Pompano Beach	Florida
FreshPoint Southwest Florida
FreshPoint West Coast Florida
Garden Gourmet Specialties
Red's Market
Red's Market - Orlando
Red's Market - Tampa
FreshPoint Connecticut, LLC	FreshPoint - Hartford	Delaware
The Fowler & Huntting Company
FreshPoint Dallas, Inc.	FreshPoint Value Added Services (TX)	Delaware
FreshPoint Denver, Inc.		Colorado
FreshPoint Las Vegas, Inc.		Delaware
FreshPoint North Carolina, Inc.	FreshPoint Charlotte	Tennessee
FreshPoint Raleigh
FreshPoint of Raleigh
FreshPoint North Florida, Inc.	East Coast Fruit Company	Florida
FreshPoint Jacksonville
FreshPoint Savannah
FreshPoint Southern Georgia
Movsovitz of Georgia
FreshPoint Oklahoma City, LLC	FreshPoint Arkansas (AR, OK), FreshPoint Tulsa (AR, OK)	Delaware
FreshPoint Pompano Real Estate, LLC		Delaware
FreshPoint Puerto Rico, LLC		Puerto Rico
FreshPoint San Francisco, Inc.	FreshPoint - San Francisco (CA)	Colorado
FreshPoint South Florida, Inc.		Florida
FreshPoint South Texas, Inc.	City Produce	Delaware
FreshPoint - Harlingen
FreshPoint - San Antonio
FreshPoint Southern California, Inc.	G & G Produce Company (CA)	California
FreshPoint Tomato, LLC	FreshPoint Nashville	Delaware
FreshPoint Value Added
Nashville Tomato
FreshPoint Vancouver, Ltd.	FreshPoint - Nanaimo	Canada
FreshPoint - Vancouver
FreshPoint Foodservice
FreshPoint Freshcuts
FreshPoint, Inc.		Delaware
Fruktservice i Helsingborg AB		Sweden
Fruktservice i Malmö AB		Sweden
Fulton Provision Co.		Delaware
G&S Real Estate, Inc.		Delaware
Gilchrist & Soames Holdings Corporation		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Gilchrist & Soames UK Limited		England
Gilchrist & Soames, Inc.		Delaware
Groupe Rault		France
Grupo Enclave, S.A.		Costa Rica
Guest Packaging, LLC		Delaware
Guest Supply Asia, Limited		Hong Kong
HS Ventures, LLC		Delaware
Iowa Premium Beef, LLC		Iowa
Isakssons Frukt & Grönt AB		Sweden
Keelings & Curleys Distribution Limited		Ireland
Les Ateliers Du Gout		France
Liquid Assets Limited		Bahamas
M&J Seafood Holdings Limited		United Kingdom
M&J Seafood Limited		United Kingdom
Mayca Autoservicio S.A.		Costa Rica
Menigo Foodservice AB		Sweden
Menigo Invest 1 AC		Sweden
Menigo Invest 2 AB		Sweden
Mitshim Etatu Supply LP		Canada
Newport Meat Northern California, Inc.	Newport Meat	California
Facciola Meat Company
Newport Meat of Nevada, Inc.		Delaware
Newport Meat Southern California, Inc.		Delaware
North Star Holding Corporation		Delaware
North Star Seafood Acquisition Corporation		Delaware
North Star Seafood, LLC		Florida
Palisades Ranch, Inc.		California
Pallas Foods Farm Fresh Unlimited Company		Ireland
Pallas Foods Unlimited Company		Ireland
Pauleys Produce Limited		United Kingdom
PFS de Mexico, S.A. de C.V.		Mexico
Rault Lamballe		France
Rault Sud		France
Rault Vendome		France
Rault Viandes Elaboration		France
Rentacamiones S.A.		Costa Rica
Restaurangakdemien AB		Sweden
Restaurant Of Tomorrow, Inc.		Delaware
Roots of Oxford Limited		United Kingdom
SCI Bianchi Montegut		France
SCI de Boiseau		France
SCI de Garcelles		France
SCI Lanjouan		France
SCI Le Dauphin		France
Servicestyckarna I Johannes AB		Sweden
SFS Canada I, LP		Canada

Subsidiary Name	DBA Name	Jurisdiction
SFS Canada II, LP		Canada
SFS GP I, ULC		Canada
SFS GP II, Inc.		Canada
Shenzhen Guest Supply Trading Co., Limited		Hong Kong
SMS Bermuda Holdings		Bermuda
SMS Global Holdings S.a.r.l.		Luxembourg
SMS GPC International Limited		Hong Kong
SMS GPC International Resources Limited		Hong Kong
SMS International Resources Ireland Unlimited Company		Ireland
SMS Lux Holdings LLC		Delaware
SOTF, LLC	Supplies on the Fly	Delaware
Specialty Meat Holdings, LLC		Delaware
Stockflag Limited		United Kingdom
Sysco Albany, LLC	Sysco Food Services of Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Asian Foods	Delaware
Sysco Atlanta, LLC		Delaware
Sysco Baltimore, LLC		Delaware
Sysco Baraboo, LLC		Delaware
Sysco Bermuda Holdings		Bermuda
Sysco Bermuda Partners, L.P.		Bermuda
Sysco Boston, LLC		Delaware
Sysco Canada Holdings S.a.r.l		Luxembourg
Sysco Canada, Inc.		Canada
Sysco Central Alabama, Inc.		Delaware
Sysco Central California, Inc.		California
Sysco Central Florida, Inc.		Delaware
Sysco Central Illinois, Inc.		Delaware
Sysco Central Pennsylvania, LLC		Delaware
Sysco Charlotte, LLC		Delaware
Sysco Chicago, Inc.		Delaware
Sysco Cincinnati, LLC		Delaware
Sysco Cleveland, Inc.		Delaware
Sysco Columbia, LLC		Delaware
Sysco Connecticut, LLC		Delaware
Sysco Corporation		Delaware
Sysco Corporation Good Government Committee, Inc.		Delaware
Sysco CRC Holdings, Sociedad De Responsibilidad Limitada		Costa Rica
Sysco Detroit, LLC		Delaware
Sysco Disaster Relief Foundation, Inc		Texas

Subsidiary Name	DBA Name	Jurisdiction
Sysco Eastern Maryland, LLC		Delaware
Sysco Eastern Wisconsin, LLC		Delaware
Sysco EU II S.a.r.l.		Luxembourg
Sysco EU III S.a.r.l.		Luxembourg
Sysco EU IV Capital Unlimited Company		Ireland
Sysco EU S.a.r.l.		Luxembourg
Sysco Food Holdings S.a.r.l.		Luxembourg
Sysco Food Services S.a.r.l.		Luxembourg
Sysco Foundation, Inc.		Texas
Sysco George Town II, LLC		Delaware
Sysco George Town Limited S.a.r.l.		Luxembourg
Sysco Global Holdings, B.V.		Netherlands
Sysco Global Resources, LLC		Delaware
Sysco Global Services, LLC		Delaware
Sysco Grand Cayman Company		Cayman Islands
Sysco Grand Cayman II Company		Cayman Islands
Sysco Grand Cayman III Company		Cayman Islands
Sysco Grand Rapids, LLC		Delaware
Sysco Guernsey Limited		Guernsey
Sysco Guest Supply Canada Inc.		Canada
Sysco Guest Supply Europe Limited		United Kingdom
Sysco Guest Supply, LLC	Guest Supply - a Sysco Company	Delaware
Sysco Gulf Coast, Inc.	FreshPoint Gulf Coast	Delaware
Sysco Hampton Roads, Inc.		Delaware
Sysco Holdings Limited		Canada
Sysco Holdings of B.C., Inc.		Canada
Sysco Holdings of Kelowna, Inc.		Canada
Sysco Holdings, LLC		Delaware
Sysco Indianapolis, LLC		Delaware
Sysco International Food Group, Inc.		Florida
Sysco International, ULC		Canada
Sysco Iowa, Inc.		Delaware
Sysco Jackson, LLC		Delaware
Sysco Jacksonville, Inc.		Delaware
Sysco Kansas City, Inc.		Missouri
Sysco Kelowna, Ltd.		Canada
Sysco Knoxville, LLC		Delaware
Sysco Leasing, LLC		Delaware
Sysco Lincoln Transportation Company, Inc.	Pegler-Sysco Transportation Co.	Nebraska
Sysco Lincoln, Inc.		Nebraska
Sysco Long Island, LLC		Delaware
Sysco Los Angeles, Inc.		Delaware
Sysco Louisville, Inc.		Delaware
Sysco Lux Holdings, LLC		Delaware
Sysco Memphis, LLC		Delaware
Sysco Merchandising and Supply Chain Services, Inc.	Alfmark	Delaware
Alfmark Transportation

Subsidiary Name	DBA Name	Jurisdiction
Sysco Imports
Sysco Northeast Redistribution Center
Sysco South Redistribution Center
Sysco Metro New York, LLC		Delaware
Sysco Minnesota, Inc.		Delaware
Sysco Montana, Inc.		Delaware
Sysco Nashville, LLC		Delaware
Sysco Netherlands Partners, LLC		Delaware
Sysco North Central Florida, Inc.		Delaware
Sysco North Dakota, Inc.		Delaware
Sysco Northern New England, Inc.	Reed Distributors	Maine
Sysco Philadelphia, LLC		Delaware
Sysco Pittsburgh, LLC		Delaware
Sysco Portland, Inc.		Delaware
Sysco Raleigh, LLC	Sysco North Carolina	Delaware
Sysco Resources Services, LLC	Sysco Business Services	Delaware
Sysco Riverside, Inc.		Delaware
Sysco Sacramento, Inc.		Delaware
Sysco San Diego, Inc.		Delaware
Sysco San Francisco, Inc.	Race Street Foods	California
Sysco Seattle, Inc.	DiTomaso	Delaware
DiTos
Sysco Alaska
Sysco South Florida, Inc.		Delaware
Sysco Southeast Florida, LLC		Delaware
Sysco Spokane, Inc.	Sysco Food Services of Spokane	Delaware
Sysco St. Louis, LLC		Delaware
Sysco Syracuse, LLC		Delaware
Sysco UK Holdings Limited		England
Sysco UK Limited		England
Sysco UK Partners LLP		England
Sysco USA I, Inc.	FreshPoint	Delaware
Sysco Dallas
Sysco East Texas
Sysco North Texas
Sysco West Texas
Sysco USA II, LLC	Arrow Sysco Food Services	Delaware
Sysco Arkansas
Sysco Oklahoma
Sysco Ventura, Inc.		Delaware
Sysco Ventures, Inc.		Delaware
Sysco Victoria, Inc.		Canada
Sysco Virginia, LLC		Delaware
Sysco West Coast Florida, Inc.		Delaware
Sysco Western Minnesota, Inc.	Appert's Foodservice	Delaware
SYY Netherlands C.V.		Netherlands
SYY Panama S. de R.L.		Panama
Tannis Trading Inc.	Tannis Food Distributors	Canada
The SYGMA Network, Inc.		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Walker Foods, Inc.		New York
Wild Harvest Limited		United Kingdom
Woodward Foodservice Limited		United Kingdom